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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Baxter International Inc. of our report dated February 5, 1998, which appears on page 26 of the Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "The
Merger: Certain Federal Income Tax Consequences," "Legal Matters" and "Experts" in such Proxy Statement/Prospectus.


/s/ PRICE WATERHOUSE LLP



Chicago, Illinois
April 2, 1998